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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.
                        --------------------------------

             (Exact name of registrant as specified in its charter)

              Delaware                                  13-3692801
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(State of incorporation or organization)       (IRS Employer Identification No.)

        388 Greenwich Street
         New York, New York                                    10013
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(Address of principal executive offices)                     (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [ ]

        Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                       Name of Each Exchange on Which
        to be so Registered                       Each Class is to be Registered
        -------------------                       ------------------------------
13,500,000 TIERS(R) Principal-Protected
Minimum Return Trust Certificates, Series
Russell 2004-1 with a principal amount of
             $135,000,000
         (the "Certificates")                       American Stock Exchange
------------------------------------------      --------------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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Item 1. Description of Registrant's Securities to be Registered.

         The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information--Q&A"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "United States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series Russell 2004-1, which Prospectus Supplement is hereby deemed to be incorporated by reference into this Form 8-A, a copy of which Prospectus Supplement is to be filed pursuant to Rule 424(b) under the Securities Act as of the date such Prospectus Supplement is to be filed, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated July 28, 2003, which description is incorporated herein by reference.

Item 2. Exhibits.

                  1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to Registration Statement No. 333-89080 on Form S-3 (the "Registration Statement") and is incorporated herein by reference.

                  2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

                  3.       Form of Corporate Trust Agreement is set forth as
Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

                  4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

                  5. The Preliminary Prospectus Supplement dated on or about December 22, 2003 related to the TIERS(R) Principal-Protected Minimum Return Asset Backed Certificates, Trust Series Russell 2004-1, which was filed with the Securities and Exchange Commission on December 23, 2003, pursuant to Rule 424(b) under the Securities Act of 1933, and is incorporated herein by reference.

                  6. The Prospectus Supplement dated January 26, 2004 related to the TIERS(R) Principal-Protected Minimum Return Asset Backed Certificates, Trust Series Russell 2004-1, which was filed with the Securities and Exchange Commission on or about January 27, 2004, pursuant to Rule 424(b) under the Securities Act of 1933, and is incorporated herein by reference.

                  7. TIERS(R) Asset Backed Supplement Series Russell 2004-1, dated January 29, 2004, related to the TIERS(R) Principal-Protected Minimum Return Asset Backed Certificates, Trust Series Russell 2004-1, which is attached hereto.

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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                       STRUCTURED PRODUCTS CORP.

Date: January 30, 2004

                                                       By: /s/ John W. Dickey
                                                           Authorized Signatory

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